Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-240309) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan, the Nkarta, Inc. Employee Stock Purchase Plan, and the Nkarta, Inc. 2015 Equity Incentive Plan of Nkarta, Inc.,
(2)
Registration Statement (Form S-8 No. 333-252134) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan and the Nkarta, Inc. Employee Stock Purchase Plan of Nkarta, Inc.,
(3)
Registration Statement (Form S-3 No. 333-258766) of Nkarta, Inc.,
(4)
Registration Statement (Form S-8 No. 333-263650) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan and the Nkarta, Inc. Employee Stock Purchase Plan,
(5)
Registration Statement (Form S-8 No. 333-269164) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan and the Nkarta, Inc. Employee Stock Purchase Plan,
(6)
Registration Statement (Form S-3 No. 333-270680 and Amendment No. 1 thereto) of Nkarta, Inc., and
(7)
Registration Statement (Form S-8 No. 333-276361) pertaining to the Nkarta, Inc. 2020 Performance Incentive Plan and the Nkarta, Inc. Employee Stock Purchase Plan;

of our report dated March 21, 2024, with respect to the financial statements of Nkarta, Inc. included in this Annual Report (Form 10-K) of Nkarta, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Mateo, California

March 21, 2024